AMENDMENT TO PLAN AND AGREEMENT OF MERGER

     AMENDMENT, made and entered into as of June __, 1996 (this "Amendment"), to the PLAN AND AGREEMENT OF MERGER, dated as of April 24, 1996 (the "Merger Agreement"), by and between J. MICHAELS, INC., a New York corporation (the "Company"), and MURIEL SIEBERT CAPITAL MARKETS GROUP INC., a Delaware corporation wholly-owned by Muriel Siebert ("MSCMG").

                              W I T N E S S E T H:

     WHEREAS, the Company and MSCMG have entered into the Merger Agreement; and

     WHEREAS, the Company and MSCMG desire to amend the Merger Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendment to the Merger Agreement. Section 10.1(d) of the Merger Agreement shall be amended by deleting reference to "July 30, 1996" appearing in the third line thereof and substituting in its place "September 30, 1996."

     2. Approval of this Amendment. All authorizations, approvals and consents (including consents of the Boards of Directors) necessary for the execution and delivery by the Company and MSCMG of this Amendment have been given or made.

     3. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within such state.

     4. Status of the Merger Agreement. All other terms and conditions of the Merger Agreement shall remain in full force and effect, as amended hereby.

     5. Miscellaneous. (a) Headings. All headings in this Amendment are for convenience of reference only and are not intended to limit or affect the meaning of any provision hereof.

     (b) Counterparts. This Amendment may be executed in one or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by a duly authorized officer and to become effective as of the day and year first above written.


                                        J. MICHAELS, INC.


                                        By:  /S/  JAMES MICHAELS, President
                                             ----------------------------------
                                              Name: James Michaels
                                              Title: Pres


                                         MURIEL SIEBERT CAPITAL MARKETS
                                           GROUP INC.


                                         By: /S/  MURIEL F. SIEBERT
                                             ----------------------------------
                                              Name: Muriel F. Fiebert
                                              Title:



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